Exhibit 99.1

First Interstate BancSystem, Inc. Announces Quarterly Dividend

Company Release: September 23, 2011

First Interstate BancSystem, Inc.’s (Nasdaq: FIBK) Board of Directors, at a meeting held on September 22, 2011 declared a quarterly dividend of $.1125 per common share. The dividend is payable on October 17, 2011 to owners of record on October 3, 2011.

First Interstate BancSystem, Inc. is a financial services holding company, headquartered in Billings, Montana, with $7.2 billion in assets as of June 30, 2011. It is the parent company of First Interstate Bank, a community bank operating 71 offices throughout Montana, Wyoming, and western South Dakota. A recognized leader in community banking services with 23 consecutive years of profitability, First Interstate remains a family business whose culture is driven by strong family and corporate values, as well as a commitment to long-term organic growth, exemplary customer service, exceeding customer expectations through its products and services and supporting with leadership and resources, the communities it serves.

Contact:

Marcy Mutch

Investor Relations

First Interstate BancSystem, Inc.

401 North 31st Street

Billings, Montana 59116

+1 406-255-5322

investor.relations@fib.com